                                                                     Exhibit 1.2

                             CRAGAR INDUSTRIES, INC.

                         850,000 SHARES OF COMMON STOCK
                                       AND
                     850,000 COMMON STOCK PURCHASE WARRANTS

                             UNDERWRITING AGREEMENT



                                                               December __, 1996


Dickinson & Co.
As Representative of the
  Several Underwriters
  referred to herein
2425 East Camelback Road, Suite 725
Phoenix, Arizona 85016

Ladies and Gentlemen:

        CRAGAR Industries, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representative (the "Representative") an aggregate of 850,000 shares (the "Firm Shares") of Common Stock, $.01 par value per share (the "Common Stock"), and 850,000 redeemable common stock purchase warrants (the "Firm Warrants") exercisable for one share of Common Stock each (the Firm Shares and the Firm Warrants together, the "Firm Securities"). The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell, at the Underwriters' option, an aggregate of up to 127,500 additional shares (the "Option Shares") of Common Stock and up to 127,500 additional Warrants (the "Option Warrants") (the Option Shares and the Option Warrants together, the "Option Securities") as discussed more fully in Section 2 below. The Company further agrees to issue, upon the Closing Date as hereafter defined in Section 2, certain warrants (the "Representative's Warrants") to the Representative or its designees as more fully discussed in Section 4(p) below. The Firm Warrants and Option Warrants are herein collectively referred to as "Warrants." The Firm Securities, the Option Securities (to the extent the aforementioned option is exercised) and the shares into which the Warrants are exercisable are herein collectively called the "Securities."

        In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

        1.  Representations and Warranties of the Company.

        The Company represents, warrants, and agrees as follows:

                      (a) A registration statement on Form SB-2 (File No. 333-13415) with respect to the Securities, including a form of prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act and has been declared effective by the Commission under the Act, and no post-effective amendment to such registration statement has been filed as of the date of this Agreement. Copies of such registration statement, including any pre-effective amendments thereto, the prospectuses subject to completion (meeting the requirements of Rule 430A of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Representative. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective, including financial statements and all exhibits and any information deemed to be included by Rule 430A. The Company also may file a related abbreviated registration statement with the Commission pursuant to Rule 462(b) under the Act for the purpose of registering certain additional Securities, which registration statement shall be effective upon filing with the Commission. Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is referred to herein as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" includes the Rule 462(b) Registration Statement. The Registration Statement shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus or term sheet referred to below. The term "Prospectus" as used in this Agreement means
        (i) the prospectus in the form included in the Registration Statement, or (ii) if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, or (iii) if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Act and such information is included in a term sheet (as described in Rule 434(b) under the Act) filed with the Commission pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement and such term sheet, taken together, or (iv) any other prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date upon which the Registration Statement is declared effective by the Commission is referred to in this Agreement as the "Preliminary Prospectus."

                      (b) The Company is a corporation duly formed, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company is qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to qualify would not have a material adverse effect upon the business or property of the Company.

                      (c) The Company has authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws; all of the Securities to be issued and sold by the Company pursuant to this Agreement have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid, and nonassessable; and no preemptive rights of stockholders exist with respect to any of the Securities nor the issue and sale thereof; no stockholder of the Company has any right pursuant to any agreement to require the Company to register, in the Registration Statement, the sale of any shares owned by such stockholder under the Act; all necessary and proper corporate proceedings have been taken to validly authorize the issuance and sale of the Securities and no further approval or authority of the stockholders or the Board of Directors of the Company is required for the issuance and sale of the Securities to be sold by the Company as contemplated herein. The Company has received, subject to notice of issuance, approval to have the Securities listed on the Nasdaq SmallCap Market and the Boston Stock Exchange, and the Company does not know of any reason or set of facts which is likely to adversely affect such approval.

                      (d) The Securities conform in all material respects to the description thereof in the Registration Statement. Except as specifically disclosed in the Registration Statement and the financial statements of the Company and the related notes thereto, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities, or obligations. The descriptions of the Company's stock option and other stock-based plans, and of the options or other rights granted and exercised thereunder, set forth in the Prospectus are accurate summaries and fairly present the information required to be shown with respect to such plans and rights in all material respects. The Company and its affiliates are not currently offering any securities other than the Securities, nor has the Company offered or sold any of the Company's securities within the past three years, except as described in the Registration Statement.

                      (e) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus relating to the proposed offering of the Firm Securities nor instituted or, to the best knowledge of the Company, threatened instituting proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto contains or will contain, all statements of material fact that are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Representative specifically for use in the preparation thereof.

                      (f) The financial statements of the Company, together with related notes and schedules included in the Registration Statement, present fairly in all material respects the financial position and the results of operations of the Company, at the indicated dates and for the indicated periods. Such financial statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected financial and statistical data and schedules included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

                      (g) There is no action, suit, or proceeding pending or, to the best knowledge of the Company, after due inquiry, threatened against the Company before any court or regulatory, governmental, or administrative agency or body, or arbitral forum, that might reasonably be expected to result in a material adverse change in the business or financial condition of the Company, except as set forth in the Registration Statement. Except as set forth in the Registration Statement, the Company is not subject to the provisions of any injunction, judgment, decree, or order of any court, regulatory body, administrative agency, or other governmental body or arbitral forum, that might reasonably be expected to result in a material adverse change in the business, assets, or condition of the Company.

                      (h) The Company has good and marketable title to all of the properties and assets reflected in either the financial statements or as described in the Registration Statement and such properties and assets are not subject to liens, mortgages, security interests, pledges, or encumbrances of any kind, except those reflected in or encumbering debt described in such financial statements or as described in the Registration Statement, and except for equipment leases entered into by the Company in the ordinary course of its business and such encumbrances that, individually or in the aggregate, would not have a material adverse effect on the business or financial condition of the Company. The

        Company occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

                      (i) The Company has filed (or has received extensions with regard to) all federal, state, local, and foreign income tax returns that have been required to be filed and has paid all taxes indicated by said returns and has paid all tax assessments received by it, except those as to which a bonafide dispute exists, which in any case are not material individually or in the aggregate. There is no income, sales, use, transfer, or other tax deficiency or assessment that has been or might reasonably be expected to be asserted or threatened against the Company that might reasonably be expected to result in a material adverse change in the business or financial condition of the Company. The Company has paid all sales, use, transfer, and other taxes applicable to it and its business and operations, except those as to which a bonafide dispute exists, which in any case are not material individually or in the aggregate.

                      (j) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, and prior to the Closing Date and Option Closing Date, and except in each case as described in or as contemplated by the Registration Statement and Prospectus, (i) there has not been any material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, management, or business prospects of the Company; (ii) there has not been any transaction entered into by the Company, other than transactions in the ordinary course of business or transactions specifically described in the Registration Statement as it may be amended or supplemented; (iii) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident, or other calamity; (iv) the Company has not paid or declared any dividends or other distribution with respect to its capital stock and, except as disclosed in the Prospectus, the Company is not in default in the payment of principal of or interest on any outstanding debt obligations that might reasonably be expected to result in a material adverse change in the business or financial condition of the Company; and (v) there has not been any change in the capital stock (other than the sale of the Securities or the exercise of outstanding stock options or warrants as described in the Registration Statement) or material increase in indebtedness of the Company. The Company does not have any material contingent obligation which is not disclosed in the Registration Statement (or contained in the financial statements or related notes thereto), as such may be amended or supplemented.

                      (k) The Company is not in violation or default under any provision of its Certificate of Incorporation or Bylaws and, except as disclosed in Prospectus, is not in material violation or default under any of its agreements, leases, licenses, contracts, franchises, mortgages, permits, deeds of trust, indentures, or other instruments or obligations to which the Company is a party or by which it or any of its properties is bound or may be materially affected (collectively, "Contracts").

                      (l) The execution and performance of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of, or violation of, any of the terms or provisions of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any Contract to which the Company is a party or by which the Company or any of its property may be bound or affected, except where such breach, violation, or default would not have a material adverse effect on the business or financial condition of the Company, or violate any of the provisions of the Certificate of Incorporation or Bylaws of the Company or violate any order, judgment, statute, rule, or regulation applicable to the Company of any court or of any regulatory, administrative, or governmental body or agency or arbitral forum having jurisdiction over the Company or any of its property.

                      (m) The Company has the legal right, corporate power and corporate authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company and, assuming due authorization, execution and acceptance by the Representative on behalf of the several Underwriters, constitutes a legally binding agreement enforceable against the Company in accordance with its terms, except as the enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting the rights of creditors generally and subject to the effect of general principles of equity (including, without limitation, matters of public policy and equitable principles).

                      (n) Each approval, registration, qualification, license, permit, consent, order, authorization, designation, declaration, or filing by or with any regulatory, administrative, or other governmental body or agency necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional actions as may be required to qualify the Securities for public offering under state securities or Blue Sky laws) has been obtained or made and each is in full force and effect.

                      (o) The Company owns or possesses adequate and sufficient rights by license agreement or otherwise to use and enjoy the full rights in and to all patents, patent rights, trade secrets, license or royalty arrangements, trademarks and trademark rights, service marks, trade names, copyrights, know how or proprietary techniques or rights thereto of others, and governmental, regulatory, or administrative authorizations, orders, permits, certificates, and consents necessary for the conduct of the business of the Company other than those that would not individually or in the aggregate have a material adverse effect on the Company. The Company is not aware of any pending or threatened action, suit, proceeding, or claim by others, either domestically or internationally, that the Company is violating any (i) patents, patent rights, copyrights, trademarks, or trademark rights, inventions, service marks, trade names, licenses or royalty arrangements, trade secrets, know how or proprietary techniques or rights thereto of others, or (ii) governmental, regulatory or administrative authorizations, orders, permits, certificates, and consents relating thereto. The Company is not aware of any rights of third parties to, or any infringement by a third party of, any of the Company's patents, patent rights, trademarks or trademark rights, copyrights, licenses or royalty arrangements, trade secrets, know how or proprietary techniques, as well as processes and substances, that could reasonably be expected to materially adversely affect the use thereof by the Company or that would have a material adverse effect on the Company. The Company is not aware of any pending or threatened action, suit, proceeding, or claim by others challenging the validity or scope of any of the Company's patents, patent rights, trademarks, or trademark rights, copyrights, licenses or royalty arrangements, trade secrets, know how, or proprietary techniques.

                           (p) There are no Contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been described or filed as required.

                           (q) The Company is conducting its business in compliance with all applicable laws, rules, and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state, federal, and foreign environmental laws and regulations, except where the failure to so comply would not have a material adverse effect on the business or financial condition of the Company. The Company possesses adequate certificates or permits issued by the appropriate federal, state, and local regulatory authorities necessary to conduct its business and to retain possession of its properties. The Company has not received any notice of any proceeding relating to the revocation or modification of any such federal, state, and local regulatory certificates or permits.

                           (r) All transactions among the Company and the officers, directors, and affiliates of the Company have been accurately disclosed, in all material respects, in the Prospectus, to the extent required to be disclosed in the Prospectus in accordance with the Act and the Rules and Regulations. As used in this Agreement, the term "affiliate" shall mean a person or entity controlling, controlled by, or under common control with, any specified person or entity, or the ability to direct, directly or indirectly, the management or policies of the controlled person or entity, whether through the ownership of voting securities, by contract, positions of employment, family relationships, service as an officer, director, or partner of the person or entity, or otherwise.

                           (s) The Company has not, to the best of its knowledge, directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state, local, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other such jurisdiction.

                           (t) The Company maintains insurance of the types and in the amounts that it deems adequate for its business including, but not limited to, general liability insurance and insurance covering all real and personal property owned or leased by the Company against all risks customarily insured against by similar businesses, all of which insurance is in full force and effect. The Company has no reason to believe that the Company will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse affect on the Company, except as described in or contemplated by the Prospectus.

                           (u) KPMG Peat Marwick, L.L.P., which has audited and certified the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                           (v) The Company has taken all appropriate steps reasonably necessary or appropriate to assure that no offering, sale, or other disposition of any Common Stock of the Company will be made, directly or indirectly, by any of its directors or executive officers or other persons listed in Schedule IIA for a period of 12 months after the date of the Prospectus, or by the persons specified in Schedule IIB for the periods specified therein, in each case, except as otherwise provided herein or with the prior written consent of the Representative. For a period of 12 months from the date of the Prospectus, the Company, at its expense, shall provide the Representative with copies of the Company's daily transfer sheets, which shall be mailed to the Representative no less frequently than weekly.

                           (w) The Company is classified as a "C" corporation with the Internal Revenue Service.

                           (x) The Company's Board of Directors consists of those persons listed in the Prospectus. Except as disclosed in the Prospectus, none of such persons engages in business with the Company to the extent required to be disclosed in the Prospectus.

                           (y) Except as provided for herein, no broker's or finder's fees or commissions are due and payable by the Company, and none will be paid by it.

                           (z) Neither the Company, nor to its knowledge, after due and diligent inquiry, any person other than the Representative, has made any representation, promise, or warranty, whether verbal or in writing, to anyone, whether an existing stockholder or not, that any of the Securities will be reserved for or directed to them during the proposed public offering.

                           (aa) No labor disturbance by the employees of the Company exists or is, to the Company's best knowledge, eminent that is reasonably likely to have a material adverse affect on the Company. No collective bargaining agreement exists with any of the Company's employees and no such agreement is eminent.

                           (bb) The Representative's Warrants will conform to the description thereof in the Registration Statement and in the Prospectus and, when sold to and paid for by the Representative or its designees in accordance with the Representative's Warrant Agreement, will have been duly authorized and validly issued and will constitute valid and binding obligations of the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and the holders thereof will be entitled to the benefits of the Representative's Warrant Agreement, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies. The Underlying Shares (as defined in the Representative's Warrant Agreement) have been duly authorized and reserved for issuance upon exercise of the Representative's Warrants by all necessary corporate action on the part of the Company and, when issued upon such exercise in accordance with the terms of the Representative's Warrant Agreement at the price therein provided, will be validly issued, fully paid, non-assessable and free of preemptive rights, and will conform to the description thereof in the Prospectus.

                           (cc) Except as set forth in the Registration
         Statement and the Prospectus, (i) the Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") that are applicable to its business,
         (ii) the Company has not received any notice from any governmental authority or third party of an asserted claim under any Environmental Law, which claim is required to be disclosed in the Registration Statement and the Prospectus, (iii) to the extent now known to the Company, the Company will not be required to make future material capital expenditures to comply with Environment Laws, and (iv) no property that is owned, leased or occupied by the Company has been designated as a contaminated site under applicable federal, state, or local law.

         2. Purchase, Sale and Delivery of the Firm Securities. On the basis of the representations, warranties, and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at the gross price per Share and per Warrant indicated in the Prospectus (the "Initial Price") less the Underwriters' discount of ten percent (10%) of the Initial Price, the Firm Shares and the number of Firm Securities set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

         Payment for the Firm Securities to be sold hereunder is to be made by certified or bank cashier's check(s) drawn to the order of the Company for the Firm Securities, against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment is to be made at the offices of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., One East Camelback Rd., Phoenix, Arizona 85012-1656 at 10:00 A.M., Phoenix time, on the third business day after the date of this Agreement, or at such other time and date not later than four business days thereafter as the Representative and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the Boston Stock Exchange, Inc. is open for trading and on which banks in Arizona are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Securities shall be in definitive form and will be delivered in such denominations and in such registrations as the Representative requests in writing not later than the second business day prior to the Closing Date, unless upon the request of the Representative, delivery is to be made through the facilities of the Depository Trust

Company. The Certificates for the Firm Securities will be made available for inspection by the Representative at least one business day prior to the Closing Date at the offices of the Representative or American Stock Transfer & Trust Company located in New York City or New Jersey, as the Representative elects. Delivery of the certificates for the Firm Securities shall be made against payment therefor at either of such offices, as the Representative elects.

         In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase the Option Securities at the Initial Price, less the Underwriters' discount, subject to adjustment as provided in Section 9. The maximum number of Option Securities to be sold by the Company is 127,500 shares of Common Stock and 127,500 Warrants. The option granted hereby may be exercised in whole or in part, but only once, and at any time upon written notice given within 45 days after the Closing Date, by the Representative on behalf of the several Underwriters, to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option, the names and denominations in which the Option Securities are to be registered, and the time and date at which such certificates are to be delivered. The certificates for Option Securities are to be delivered to a location designated by the Representative on a date designated by the Representative (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice referred to above) (such time and date being herein referred to as the "Option Closing Date"). Except as otherwise agreed by the Representative on behalf of the several Underwriters in writing, the number of Option Securities to be purchased by each Underwriter shall be in the same proportion to the total number of Option Securities being purchased as the number of Firm Securities being purchased by such Underwriter bears to the total number of the Firm Securities, adjusted by the Representative in such manner as to avoid fractional shares. The option with respect to the Option Securities granted hereunder may be exercised solely to cover over-allotments in the sale of the Firm Securities by the Underwriters or to permit purchases by the Underwriters to the extent permitted by law. The Representative may cancel such option at any time, in whole or in part, prior to its expiration, by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Securities shall be made on the Option Closing Date by certified or bank cashier's check(s) drawn to the order of the Company for the Option Securities, against delivery of certificates therefor at the offices of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A. noted above.

         3. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Firm Securities as soon as practicable after the Registration Statement becomes effective. The Firm Securities are to be initially offered to the public at the Initial Price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Securities are purchased pursuant to Section 2 hereof, the Representative will offer them to the public on the foregoing terms.

         It is further understood that the Representative will act on behalf of the Underwriters in the offering and sale of the Securities, in accordance with a Master Agreement Among

Underwriters entered into by the Representative and the several other Underwriters on or prior to the date hereof.

         4. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

                  (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a prospectus or term sheet (as described in Rule 434(b) of the Rules and Regulations) containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

                  (b) The Company will advise the Representative promptly and will confirm such advice in writing (i) when the Registration Statement has become effective, (ii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or (iii) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (c) The Company will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may have reasonably requested in writing and will make such applications, file such documents, furnish such information, and take such other actions as may be reasonably required by federal or state securities laws or regulations whether before, during, or after the offering. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities; provided, however, that the Company shall not be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in suits, other than relating to the sale of the Securities, in any jurisdiction where it is not now so subject.

                  (d) The Company will register the Common Stock and the Warrants with the Commission under the provisions of Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will maintain such registration in effect for a period of five years from the effective date of the Registration Statement, or for such shorter period as shall be required by law. The Company will qualify the Securities for trading on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and for listing on the Boston Stock Exchange (the "BSE") and will use its reasonable best efforts to maintain such qualification and listing for as long as the Common Stock is qualified for inclusion in NASDAQ and on the BSE.

                  (e) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, two signed copies of the Registration Statement and all amendments thereto, including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement, without exhibits, but including any information incorporated by reference, and of all amendments thereto, as the Representative may request.

                  (f) If during the period of time in which a Prospectus is required to be delivered under the Act, by an underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Representative, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Registration Statement, including the Prospectus as so amended or supplemented, will not be misleading, or so that the Registration Statement, including the Prospectus, will comply with the Act.

                  (g) The Company will make generally available to its stockholders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11
(a) of the Act and Rule 158 of the Rules and Regulations and will advise the Representative in writing when such statement has been so made available and will furnish the Representative with a true and correct copy thereof.

                  (h) The Company will, for a period of five years from the effective date of the Registration Statement, deliver to the Representative copies of annual reports and copies of all other documents, reports, and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representative similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

                  (i) The Company will apply the net proceeds of the sale of the Securities sold by it materially in accordance with the statements under the caption "Use of Proceeds" in the Prospectus subject to the qualifications described therein.

                  (j) The Company has required each of its directors and executive officers, and certain of its security holders listed on Schedule II, to enter into agreements not to sell any shares of the Company's Common Stock for a period of time ending on the date specified on Schedule II with respect to such director, executive officer, or security-holder (being a period ending 12 months or 90 days, as so specified, from the date of the Prospectus), without the prior written consent of the Representative. The Company has furnished the Representative with an executed copy of each such agreement substantially in the form attached as Schedule III which has been executed by each person or entity specified in Schedule II.

                  (k) The Company has made original documents (or true copies thereof) and other information relating to the Company's affairs available to the Underwriters and to their counsel. Included within the documents made available have been at least the Certificate of Incorporation and all amendments thereto, the Bylaws and all amendments thereto, minutes of all of the meetings of the incorporators, directors, and stockholders, all financial statements, and copies of all Contracts filed as exhibits to the Registration Statement (a "Material Contract") to which the Company is a party or in which the Company has an interest.

                  (l) The Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accounts) and unaudited quarterly reports of earnings, and during the period of five years after the date hereof will deliver to the
Representative:

                           (i) concurrently with furnishing such annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent public accounts;

                           (ii) concurrently with furnishing such quarterly reports to its stockholders, statements of income for the Company for each quarter in the form furnished to the Company's stockholders;

                           (iii) as soon as they are available, copies of all information (financial or other) mailed to stockholders;

                           (iv) as soon as they are available, copies of all publicly available reports and financial statements furnished to or filed with the Commission, the NASD, or the BSE;

                           (v) every press release and every material news item or article of interest distributed to the financial community in respect of the Company or its affairs, which was released or prepared by the Company; and

                           (vi) any additional information of a public nature concerning the Company or its business which the Representative may reasonably request.

                  The foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any subsidiary which is not so consolidated.

                  (m) The Company has appointed American Stock Transfer & Trust Company as the Company's transfer agent. Unless the Representative otherwise consents in writing, the

Company will continue to retain such transfer agent, or a transfer agent reasonably satisfactory to the Representative, for a period of five years following the effective date of the Registration Statement. The Company will make arrangements to have available at the office of the transfer agent sufficient quantities of certificates representing Shares of Common Stock issuable upon the exercise of the Warrants as may be needed for the quick and efficient transfer of such Securities. During such five year period, at the request of the Representative, the Company shall cause such transfer agent to provide the Representative on a monthly basis with copies of the Company's stock transfer sheets and, when reasonably requested by the Representative, a current list of the Company's security holders, including a list of the beneficial owners of securities held by a depository trust company, and other nominees.

                  (n) For a period of five years from the effective date of the Registration Statement, the Company, at its expense, shall continue to retain KPMG Peat Marwick, L.L.P., or another accounting firm reasonably acceptable to the Representative, as its regularly engaged independent certified public accountants and shall cause such accountants to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report, and the filing of quarterly financial information to stockholders.

                  (o) Except with the Representative's approval, the Company agrees that the Company will not do any of the following for 25 days after the Closing Date or the Option Closing Date, whichever occurs later:

                           (i) Undertake or authorize any change in its capital
                  structure or authorize, issue or permit any public or private offering of additional securities, other than in connection with existing stock-based benefit plans.

                           (ii) Authorize, create, issue, or sell any funded
                  obligations, notes, or other evidences of indebtedness, except in the ordinary course of business;

                           (iii) Consolidate or merge with or into any other
                  corporation or effect a material corporate reorganization of the Company; or

                           (iv) Create any mortgage or any lien upon any of its
                  properties or assets, except in the ordinary course of its business.

                  (p) At closing, the Company shall deliver to the Representative warrants (the "Representative's Warrants") to purchase, for $.001 per warrant, in the aggregate 85,000 Shares of Common Stock and 85,000 Warrants in the form attached hereto as Appendix "A." The Representative's Warrants will be exercisable for a four-year term, commencing one year after the effective date of the Registration Statement, at an exercise price equal to 125% of the Initial Price of the Firm Securities. The Representative's Warrants shall not be redeemable by the Company, and shall be exercisable at any time commencing one year after the effective date of the Registration Statement and continuing for four years thereafter.

                  (q) For a period commencing on the date hereof and ending 12 months after the effective date of the Registration Statement, the Company will deliver to the Representative copies of such news releases or other publicity about the Company promptly after distribution thereof.

                  (r) For a period of five years from the effective date of the Registration Statement, the Company will appoint a non-voting advisor, designated by the Representative, to its Board of Directors; such designee shall attend meetings of the Board and receive no more or less compensation than is paid to other non-management directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited to, food, lodging, and transportation. To the extent permitted by law, the Company will indemnify the Representative and its designee for the actions of such designee as a director of the Company. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it will agree, if reasonably feasible, to include both the Representative and its designee as an insured under such policy. If the Representative does not exercise its option to designate an advisor to the Company's Board of Directors, the Representative shall nonetheless have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. The Company agrees to give the Representative notice of each such meeting and to provide the Representative with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the directors.

                  (s) If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) the close of the next business day following the filing of the Rule 462(b) Registration Statement and
(ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

         5. Costs and Expenses. The Company will pay or cause to be paid all costs, expenses and fees in connection with the offering or incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (a) all expenses (including any transfer taxes) incurred in connection with the delivery to the several Underwriters of the Securities sold hereunder, (b) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel, but excluding fees and expenses of counsel for the Underwriters other than fees in connection with blue sky matters in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto)), Preliminary Prospectuses and the Prospectus as amended or supplemented, (c) the cost of printing, filing, and delivering this Agreement and other underwriting documents including Underwriters' Questionnaires, Underwriters' Powers of Attorney, Blue Sky Memoranda, Agreements Among Underwriters, Selected Dealers Agreements, Invitation Telecopy, and any letters transmitting the offering materials to the Underwriters or selling group members (including costs of mailing and shipment), (d) all filing fees and fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the Securities and their components for offer and sale under the applicable state or foreign securities laws, (e) filing and listing fees of the Commission, National Association of Securities Dealers, Inc., ("NASD"), NASDAQ and any other similar entity in connection with the offering, (f) the cost of printing certificates representing the Securities and issuable upon the exercise of the Warrants, (g) the costs and charges of any transfer agent or registrar, (h) the costs of advertising, including but not limited to the Wall Street Journal and the Arizona Republic, as well as any other advertising undertaken at the Company's request, (i) the cost of the Company's executive employees for marketing and public relations associated with "road shows" and other presentations to NASD approved broker/dealers, (j) the fees for financial coverage in Standard and Poor's Corporate Record Service, (k) the costs of preparing, printing and distributing bound volumes for the Representative and its counsel, and (l) all other costs and expenses incident to the performance of the Company's obligations under this Agreement which are not otherwise provided for in this Section . The Company shall use a printer acceptable to the Representative. Any transfer taxes imposed on the sale of the Securities to the several Underwriters will be paid by the Company. The Company shall pay to the Representative a non-accountable expense allowance of up to three percent (3%) of the gross proceeds of the Securities, payable at the Closing(s), of which Twenty-Five Thousand Dollars ($25,000) has been advanced to the Representative on or before the date hereof, which shall be credited to the allowance noted above. This expense allowance is in addition to the Underwriters' discount. The Underwriters shall be responsible for the fees and disbursements of their counsel, except as noted otherwise in this Section 5. The Company shall not be required to pay for any of the Underwriters' other expenses, except that if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 6 hereof, or by reason of any failure, refusal, or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms is due solely to the default of the Underwriters, then the Company shall reimburse the several Underwriters for out-of-pocket expenses, including fees and disbursements of counsel, up to $50,000, incurred in connection with investigating, marketing, and proposing to market the Securities or in contemplation of performing their obligations hereunder, and in any event the Underwriters may retain amounts theretofore paid to them as set forth above.

         6. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, in all material respects, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement or any amendment thereto filed prior to the Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than 5:00 p.m. New York City time, on the date of this Agreement or such later date and time as may be consented to in writing by the Representative. If required, the Prospectus that constitutes a part of the Registration Statement and any amendment of supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rules 424 and 430A under the Act. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the best knowledge of the Company, after due inquiry, shall be contemplated by the Commission or any state securities commission.

                  (b) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Snell & Wilmer, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

                           (i) The Company is a corporation duly organized,
                  validly existing, and in good standing as a corporation under the laws of the State of Delaware, with corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company is duly qualified as a foreign corporation to transact business in all jurisdictions in which, to counsel's knowledge, the conduct of its business requires such qualification, except where the failure to qualify would not have a material adverse effect upon the business or financial condition of the Company.

                           (ii) The Company has authorized and outstanding
                  capital stock as set forth under the caption "Capitalization" in the Prospectus; and the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable.

                           (iii) All of the Securities to be issued and sold by
                  the Company pursuant to this Agreement have been duly authorized by all necessary corporate action and, when issued and delivered to the Underwriters against payment therefor, as contemplated herein, will be validly issued, fully paid, and nonassessable. Further, to such counsel's knowledge, no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof; no stockholder of the Company has any right pursuant to any agreement to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated herein; and no further approval or authority of the stockholders or the Board of Directors of the Company is required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

                           (iv) The certificates evidencing the Securities to be
                  delivered hereunder comply in all material respects with the requirements of Delaware law and the Securities conform in all material respects to the description thereof contained in the Prospectus.

                           (v) Except as specifically disclosed in or
                  contemplated by the Registration Statement and the financial statements of the Company, and the related notes thereto, to counsel's knowledge, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities, or obligations. The descriptions of the Company's stock option and other stock-based plans, and any other options or warrants heretofore granted by the Company, set forth in the Prospectus are accurate summaries and fairly present the information required under the Act and Rules and Regulations to be shown with respect to such plans and rights in all material respects (provided that counsel need express no opinion with respect to numerical information pertaining to such plans or grants).

                           (vi) The Registration Statement has become effective
                  under the Act and no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act and nothing has come to such counsel's attention to lead them to believe that such proceedings are contemplated; any required filing of the Prospectus and any supplement thereto or term sheet (as described in Rule 434(b) of the Rules and Regulations) relating thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in accordance with Rule 424(b).

                           (vii) The Registration Statement, all Preliminary
                  Prospectuses, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that such counsel need express no opinion as to the financial statements, schedules, and other financial and statistical information included therein).

                           (viii) Such counsel does not know of any Contracts or
                  other documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are required under the Act and Rules and Regulations to be filed or described, which are not so filed or described as required.

                           (ix) Except as otherwise described in the
                  Registration Statement and Prospectus, to such counsel's knowledge, there is no action or suit pending before any court of the United States of a character required to be disclosed in the Prospectus pursuant to the Act and the Rules and Regulations; and to such counsel's knowledge, there is no action, suit, or proceeding threatened by a written communication to the Company against the Company before any U.S. court or regulatory, governmental, or administrative agency or body or arbitral forum of a character required to be disclosed in the Prospectus pursuant to the Act and the Rules and Regulations; and to such counsel's knowledge, the Company is not a party or subject to the provisions of any injunction, judgment, decree, or order of any court, regulatory body, administrative agency, or other governmental body or agency or arbitral forum that is required to be disclosed under the Act or the Rules and Regulations.

                           (x) The execution and performance of this Agreement
                  and the consummation of the transactions herein contemplated do not and will not conflict with or result in the breach of, or violation of, any of the terms or provisions of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any Material Contract to which the Company is a party or by which the Company or any of its property may be bound or affected, except where such breach, violation, or default would not have a material adverse effect on the business or financial condition of the Company, or violate any of the provisions of the Certificate of Incorporation or Bylaws of the Company or violate any statute, judgment, decree, order, rule, or regulation known to such counsel of any court or of any governmental, regulatory, or administrative body or agency or arbitral forum having jurisdiction over the Company or any its property.

                           (xi) To such counsel's knowledge, the Company is not
                  in violation or default under any provision of any of its Certificate of Incorporation or Bylaws; and, to such counsel's knowledge, the Company is not in violation of or default under any Material Contracts to which the Company is a party or by which it or any of its properties is bound or may be affected, except, in each case, where such violation or default would not have a material adverse effect on the business or financial condition of the Company.

                           (xii) The Company has the corporate power and
                  corporate authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company, and, assuming due authorization, execution, and acceptance by the Representative on behalf of the Underwriters, this Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by or affected by judicial decisions and laws governing, limiting, or affecting equitable remedies or relief generally (including, without limitation, matters of public policy and equitable principles), whether considered in a proceeding at law or in equity, or by bankruptcy, insolvency, liquidation, reorganization, arrangement, moratorium, or other laws or judicial decisions relating to or affecting rights of creditors generally, and except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                           (xiii) To such counsel's knowledge, all approvals,
                  consents, orders, authorizations, designations, registrations, permits, qualifications, licenses, declarations, or filings by or with any regulatory, administrative, or governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated have been obtained or made and all are in full force and effect, except those that may be required under State Securities or Blue Sky Laws, as to which counsel need express no opinion.

                           (xiv) No transfer taxes are required to be paid under
                  any applicable state law in connection with the sale and delivery of the Securities to the Underwriters hereunder.

         Except with respect to subparagraph (b)(i) above, the opinion may be limited to the laws of the State of Arizona, the corporate law of the State of Delaware, and federal law. In rendering the opinion in (b)(xi) above, such counsel may rely upon certificates of public officials and officers of the Company. As to factual matters generally, such counsel may rely on certificates obtained from directors and officers of the Company, its stockholders, and from public officials. In addition to the matters set forth above, such opinion also shall include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Prospectus or any amendment or supplement thereto, at the time it was filed pursuant to Rule 424(b) or at the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules, and other financial information and statistical data and information included therein). Such counsel shall permit O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A. to rely upon such opinion in rendering its opinion under Section 6(c).

                  (c) The Underwriters shall have received from O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, substantially to the effect that (i) the Registration Statement has become effective under the Act and to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act; and (ii) the Registration Statement, all Preliminary Prospectuses, the Prospectus, and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules, and other financial or statistical information included therein). In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, the Prospectus, or any amendment thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus or any amendment or supplement thereto, at the time it was filed pursuant to Rule 424(b) or at the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules, and other financial information included therein). With respect to such statement, O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                  (d) The Representative and the Company shall have received at or prior to the Closing Date from O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., a Blue Sky memorandum, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Securities under the state securities or Blue Sky laws of such jurisdictions as the Representative may have designated to the Company in writing.

                  (e) The Representative shall have received on the date hereof and on the Closing Date and the Option Closing Date, as the case may be, a signed letter from KPMG Peat Marwick, L.L.P., auditors for the Company, dated the date hereof, the Closing Date and the Option Closing Date, as the case may be, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Representative on the date noted above the following matters:

                           (i) They are independent certified public accountants
                  with respect to the Company within the meaning of the Act and the applicable Rules and Regulations.

                           (ii) The financial statements and schedules included
                  in the Registration Statement and Prospectus covered by their reports therein set forth comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Rules and Regulations.

                           (iii) On the basis of procedures (but not an
                  examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of meetings and consents of the stockholders and Board of Directors of the Company and the committees of such Board subsequent to September 30, 1996, as set forth in the minute books of the Company, inquiries of officers and other employees of the Company who have responsibilities for financial and accounting matters with respect to transactions and events subsequent to September 30, 1996, and such other specified procedures and inquiries to a date not more than three days prior to the date of such letter, nothing has come to their attention which in their judgment would indicate that (A) with respect to the period subsequent to September 30, 1996, there were, as of the date of the most recent available monthly consolidated financial statements of the Company and, as of a specified date not more than three days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or payment or declaration of any dividend or other distribution, or decrease in net current assets, total assets or net stockholder's equity, in each case as compared with the amounts shown in the most recent audited consolidated financial statements included in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (B) during the period from September 30, 1996, to the date of the most recent available monthly unaudited consolidated financial statements of the Company and to a specified date not more than three days prior to the date of such letter, there was any decrease, as compared with the three-month period ended September 30, 1996, in total revenues or total or per share net income, except for decreases that the

                  Registration Statement and the Prospectus disclose have occurred or may occur or that are set forth in such letter.

                           (iv) Stating that they have compared specific dollar
                  amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by the Representative, to the extent that such amounts, numbers, and percentages and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, with the results obtained from the application of specified reasonings, inquiries and other appropriate procedures specified by the Representative (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter heretofore delivered, and found them to be in agreement.

                           (v) Such other matters as may be reasonably requested
                  by the Underwriters. All such letters shall be in form and substance satisfactory to the Representative and its counsel.

                  (f) The Representative shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them represents on behalf of the Company as follows:

                           (i) The Registration Statement has become effective
                  under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to their knowledge, contemplated or threatened by the Commission or any state securities commissions.

                           (ii) They do not know of any investigation,
                  litigation, or proceeding instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not so disclosed as required by the Act or the Rules and Regulations; and they do not know of any Contract or other document required to be filed as an exhibit to the Registration Statement which is not so filed.

                           (iii) They have carefully examined the Registration
                  Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were and are correct, in all material respects, and such Registration Statement and Prospectus do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and, in their opinion, since the effective date of the Registration Statement, no event has occurred which should be set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

                           (iv) The representations and warranties of the
                  Company contained in Section 1 hereof are true and correct in all material respects as of the Closing Date or the Option Closing Date, as the case may be, as if such representations and warranties were made as of such date; and all covenants, agreements, and conditions to be performed or satisfied by the Company under this Agreement on or prior to the Closing Date or the Option Closing Date, as the case may be, have been performed or satisfied.

                  (g) The Company shall have furnished to the Representative such further certificates and documents confirming the representations, warranties and covenants contained herein and related matters as the Representative may reasonably have requested.

         The opinions and certificates described in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all respects reasonably satisfactory to the Representative and to O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., counsel for the Underwriters and any other counsel for the Underwriters.

         If any of the conditions herein provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7. Conditions of the Obligations of the Company. The obligations of the Company to sell and deliver the Securities required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8.       Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and its respective affiliates, directors, officers, partners, employees, agents, counsel, and representatives, (collectively, "Underwriter Parties") against any losses, claims, damages, or liabilities to which such Underwriter Parties or any one or more of them may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any failure by the Company or any of its affiliates, directors, officers, employees, agents, counsel, and representatives (collectively, the "Company Parties") to perform any obligation hereunder or any other agreement among any of the Company Parties and any of the Underwriter Parties or to comply with applicable law in fulfilling such obligations, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary

Prospectus, the Prospectus or any amendment or supplement thereto, or (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will reimburse each Underwriter Party for any legal or other expenses incurred by such Underwriter Party in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that (X) the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement, or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriters specifically for use in the preparation thereof (which the parties hereto agree is limited solely to that information contained in the last paragraph on the cover page and the paragraph relating to stabilization on page 2 of the Prospectus or Preliminary Prospectus and in the section thereof entitled "Underwriting"), and
(Y) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter Party from whom the person asserting any such loss, claim, damage, or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale or such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented.) This indemnity agreement will be in addition to any liability that the Company may otherwise have.

                  (b) Each Underwriter will severally indemnify and hold harmless the Company Parties against any losses, claims, damages, or liabilities to which the Company Parties or any one or more of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any failure by such Underwriter Party to perform any obligations hereunder or any other agreement among any of the Underwriter Parties and any of the Company Parties, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or (iii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expense reasonably incurred by the Company Parties in connection with investigating or defending any such loss, claim, damage, liability, action, or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through such Underwriter specifically for use in the preparation thereof (which the parties hereto agree is limited solely to that information contained in the last paragraph on the cover page and the paragraph relating to stabilization on page 2 of the Prospectus or Preliminary Prospectus and in the section thereof entitled "Underwriting"). This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Sections 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b) and shall be subject to the reasonable consent of the other party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting fees and commissions received by the Underwriters, including the non-accountable expense allowance payable to the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 8 (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by that Underwriter, and (ii) no person guilty of fraudulent misrepresentations (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         9. Default by Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Securities which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the failure to occur of a condition precedent to the Closing), the Representative on behalf of the Underwriters, shall use its best efforts to procure as soon as possible but not later than five business days thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such period the Representative shall not have procured such other Underwriters, or any others, to purchase the Firm Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated to purchase, severally, in proportion to the respective numbers of Firm Securities or Option Securities, as the case may be, the Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the Company or the Representative on behalf of the Underwriters will have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters of the Company, except to the extent provided in Section 8 and
Section 5 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as the Representative may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. Notices. All communications hereunder must be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied, or telegraphed and confirmed as follows: if to the Underwriters, to Dickinson & Co., 2425 East Camelback Road, Suite 725, Phoenix, Arizona 85016; Telephone
(602) 957-1951, Fax: (602) 957-3052; Attention: Mr. Glenn Cushman, with a copy to O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., One East Camelback Rd., Suite 1100, Phoenix, Arizona 85012-1656; Telephone (602) 263-2606; Fax: (602) 263-2900; Attention: Robert S. Kant, Esq.; if to the Company, to CRAGAR Industries, Inc., 4636 North 43rd Avenue, Phoenix, Arizona 85031; Telephone: (602) 247-1300, Fax: (602) 846-9034; Attention: Dr. Michael L.
Hartzmark, President , with a copy to Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona 85004-0001; telephone (602) 382-6000; fax: (602) 382-6070;
attention: Steven D. Pidgeon, Esq.

         11. Termination. This Agreement may be terminated by the Representative by notice to the Company as follows:

                  (a) at any time prior to the earlier of (i) the time the Securities are released by the Representative for sale by notice to the Underwriters, or (ii) 11:30 A.M., Phoenix time, on the first business day following the date of this Agreement.

                  (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the business or financial condition of the Company, or the earnings, business affairs, or management of the Company, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis, or change on the financial markets or economic conditions would, in the reasonable judgment of the Representative, have a material adverse effect on the securities markets in the United States, (iii) suspension of trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, or the BSE, or limitation on prices (other than limitations on hours or numbers of days of trading or limitations on pricing required by existing law or regulations) for securities on any such exchange, (iv) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the reasonable opinion of the Representative materially and adversely affects or will materially or adversely affect the business or operations of the Company or (v) declaration of a banking moratorium by either federal or New York authorities.

                  (c)  as provided in Sections 6 and 9 of this Agreement.

         This Agreement also may be terminated by the Representative, by notice to the Company, as to any obligation of the Underwriters to purchase the Option Securities, upon the occurrence at any time at or prior to the Option Closing Date of any of the events described in subparagraph (b) above or as provided in Sections 6 and 9 of this Agreement.

         12. Successors. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs, and assigns, and the Underwriter Parties and Company Parties referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities merely because of such purchase.

         13. Miscellaneous. The reimbursement, indemnification, and contribution agreements contained in this Agreement and the representations and warranties in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter Party, or by or on behalf of any Company Party, and (c) delivery of and payment for the Securities under this Agreement.

         This Agreement and any notices delivered hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and any and all notices may be delivered by telecopy and shall be effective upon receipt, with the original of such document to be deposited promptly in the U.S. Mail.

         The statements set forth in the last paragraph on the cover page, the paragraph on page 2 with respect to stabilization and under the caption "Underwriting" in the Prospectus constitute the only written information furnished by or on behalf of any Underwriter for inclusion in the Prospectus or the Registration Statement.

         This Agreement and all disputes and controversies relating hereto or in connection with the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

         This Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein, and, without limitation of the foregoing, supersedes that Letter of Intent dated October 14, 1996 between the Company and the Representative.

         If the foregoing agreement is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms as of the date first above written.

                                                  Very truly yours,

                                                  CRAGAR INDUSTRIES, INC.


                                                By:
                                                     --------------------------
                                                     Name:
                                                     Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of
December ____, 1996.

DICKINSON & CO.

As Representative of the several
Underwriters listed on Schedule I


By:
   ----------------------------
    Name:
    Title:

                                   SCHEDULE I

                            Schedule of Underwriters

Underwriter                                            Number of Firm
-----------                                        Securities to be Purchased
                                                   --------------------------
                                                   Shares             Warrants
                                                   ------             --------


Dickinson & Co.
RAS Securities Corp.

                                   SCHEDULE II

A.
                                                       PERIOD OF AGREEMENT
NAME                                                       NOT TO SELL
----                                                       -----------

Michael L. Hartzmark                                       12 months
Sidney Dworkin                                             12 months
Mark Schwartz                                              12 months
Donald McIntyre                                            12 months
Ed Faber                                                   12 months
Elliot Dworkin                                             12 months
Debra Jacobs                                               12 months
MDA Financial                                              12 months
Harry Schwartz                                             12 months
Dolores Hartzmark                                          12 months
CN Partners                                                12 months

B.
                                                      PERIOD OF AGREEMENT
NAME                                                      NOT TO SELL
----                                                      -----------

Hymie Askt                                                  3 months
David Atkins                                                3 months
Leonard Berke                                               3 months
Phyllis Cohen                                               3 months
Anthony Dalessio                                            3 months
Irving Davies                                               3 months
Edward Falkner, Trust                                       3 months
Phyllis Froimson                                            3 months
Morton Goulder                                              3 months
F.S. Green                                                  3 months
Vinod & Manju Joshi                                         3 months
Julius Kramer                                               3 months
Gerald Richter                                              3 months
Elayne Schoke                                               3 months
James Schoke                                                3 months
Roger Siegel                                                3 months
Wesley Wood                                                 3 months
Robert Rosin                                                3 months
Robert Rosin, Trustee for Mollie Moers                      3 months
Robert Rosin, Trustee for Natalie, James, and Thomas Rosin  3 months
Kenneth Reichle                                             3 months
Marvin Kogod                                                3 months
Victor Scaravilli                                           3 months

                                 SCHEDULE III


Dickinson & Co.
2425 East Camelback Road, Suite 725
Phoenix, Arizona 85016

Gentlemen:

         The undersigned is the holder of shares of capital stock or has the right to acquire shares of capital stock (collectively "Securities") of CRAGAR Industries, Inc. (the "Company"). I acknowledge and understand that you are acting as the Underwriter in the proposed public offering of 850,000 Shares of Common Stock of the Company and 850,000 Common Stock Purchase Warrants of the Company, together with up to an additional 127,500 Shares of Common Stock and an additional 127,500 Common Stock Purchase Warrants (collectively, the "Securities") as set forth in a Prospectus which the undersigned has reviewed. In connection with your agreeing to so act, and for your benefit, the undersigned hereby undertakes and agrees with you that during the period of 12 months from the date of the Prospectus relating to the offering of the Securities, the undersigned will not offer for sale, sell or otherwise dispose of, directly or indirectly, any securities of the Company, in any manner whatsoever, whether pursuant to Rule 144 under the Securities Act of 1933 or otherwise, without your prior written consent. The undersigned further understands that the Company will take such steps as may be reasonably necessary to enforce the foregoing provisions and restrict the sale or transfer of such securities as provided herein including, but not limited to, notification to the Company's transfer agent regarding any such restrictions; and the undersigned hereby agrees to and authorizes any actions and acknowledges that the Company and you are relying upon this Agreement in taking any such actions.

         If the foregoing conforms to your understanding of our agreement, please so indicate by signing a copy of this Agreement, whereupon it shall become a binding agreement between and among us.

                                                Very truly yours,


                                                -------------------------------
                                                Signature


                                                -------------------------------
                                                Printed Name


                                                -------------------------------
                                                Number of Shares